The Board of Directors
IBS Financial Corp.

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of HUBCO, Inc. on Form S-4 of our report dated October 30, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of IBS Financial Corporation for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
July 7, 1998